Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “XPONENTIAL FITNESS, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JANUARY, A.D. 2020, AT 7:56 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Authentication: 202203815
7800154 8100
SR# 20200283347	Date: 01-16-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:56 PM 01/14/2020 FILED 07:56 PM 01/14/2020 SR 20200283347 - File Number 7800154	CERTIFICATE OF INCORPORATION OF XPONENTIAL FITNESS, INC.

FIRST:             The name of this corporation is Xponential Fitness, Inc.

SECOND:        Its Registered Office in the State of Delaware is to be located at 9 E. Loockermann Street, Suite 311, in the City of Dover, County of Kent 19901. The Registered Agent in charge thereof is Registered Agent Solutions, Inc.

THIRD:            The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:        The amount of the total authorized capital stock of this corporation is One Thousand (1000) shares with a par value of $0.0001 per share.

FIFTH:             The name and mailing address of the incorporator is as follows:

 Nancy Nguyen

 c/o Buchalter

 1000 Wilshire Boulevard, Suite 1500

 Los Angeles, California 90017

SIXTH:            This corporation is to have perpetual existence.

SEVENTH:      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of this corporation.

EIGHTH:         Election of directors need not be by written ballot unless the bylaws of this corporation shall so provide.

NINTH:            No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

TENTH:           The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The undersigned, for purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby affirms and acknowledges under penalty of perjury that this Certificate of Incorporation is his act and deed and that the facts herein stated are true.

Dated: January 14, 2020

/s/ Nancy Nguyen
Nancy Nguyen
Incorporator

XPONENTIAL FITNESS, LLC

17877 VON KARMAN AVE, SUITE 100

IRVINE, CA 92614

January 14, 2020

Delaware Division of Corporation

401 Federal Street — Suite 4

Dover, DE 19901

Re: Xponential Fitness, Inc.

To Whom it May Concern:

The undersigned, Xponential Fitness, LLC, a Delaware Limited Liability Company, hereby grants permission and consent to the use of the name XPONENTIAL FITNESS, INC. upon the filing of the Certificate of Incorporation in the State of Delaware.

Very truly yours,

XPONENTIAL FITNESS, LLC

By:	/s/ Megan Moen
Name: Megan Moen
Title: Executive Vice President of Finance